UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2010

SOUTHERN TRUST SECURITIES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Florida	000-52618	651001593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

145 Almeria Ave., Coral Gables, Florida 33134
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (305) 446-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On September 8, 2010, Southern Trust Securities Holding Corp. (the “Corporation”) issued a press release announcing that it has signed a Letter of Intent ("LOI") to acquire a controlling interest in Nexo Emprendimientos S.A. ("Nexo") an Argentine credit card company. Pursuant to the LOI, the Corporation will acquire 9,671,360 Nexo shares owned by Probenefit S.A. in exchange for $3,500,000 cash and 6,527,000 newly issued common stock shares of the Corporation (the "Transaction").  These purchased shares combined with the Corporation’s existing Nexo shares will give it 60% of the total stock ownership of Nexo. The Transaction is subject to the Corporation’s successful financing of the cash purchase price. The Transaction is also subject to the negotiation and execution of definitive acquisition documents including a shareholders’ agreement between the Corporation and Probenefit, and the approval by the Board of Directors of both companies.

A copy of the press release is attached hereto as Exhibit 99.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOUTHERN TRUST SECURITIES HOLDING CORP.

	By:	/s/ Robert Escobio
Robert Escobio
Chief Executive Officer
Date: September 8, 2010

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EXHIBIT

Exhibit
99	Press Release

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